UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2025

BRIDGELINE DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Sylvan Road, Suite G700
Woburn, MA 01801
(Address of principal executive offices, zip code)

(781) 376-5555
(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLIN	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Scott Landers from the Board of Directors

On February 5, 2025, Scott Landers announced his resignation from the Board of Directors (the “Board”) of Bridgeline Digital, Inc. (the “Company”), effective immediately. The decision of Mr. Landers to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, disclosures, policies or practices.

Appointment of Michael Ketslakh to the Board of Directors

On February 10, 2025, the Board appointed Michael Ketslakh to serve as a Class II Director of the Board, to fill the vacancy created by the resignation of Mr. Landers. Mr. Ketslakh will serve until his term expires at the 2025 Annual Meeting of Stockholders. The Board has not yet appointed Mr. Ketslakh to any of its committees, and will consider any such appointments in the ordinary course.

Michael Ketslakh, 56, is the founder and President of National Diagnostic Services (“NDS”), an independent diagnostic testing company operating in 33 states. Since its founding in 1998, NDS has provided management and operational support for primary care and specialty clinics in cardiology, physical medicine & rehabilitation, and neurology. In 2003, Mr. Ketslakh and his team launched a Mobile Diagnostic Division, becoming the first company of its kind to receive ICAVL and ICAEL accreditations from their respective national boards. In 2007, NDS expanded its services to include onsite programs for municipalities and self-insured corporations. Since 2015, Mr. Ketslakh has also served as the President of NDS Wellness LLC, which delivers healthcare and wellness services directly to workplaces through mobile wellness clinics, onsite wellness clinics, and cardiac and cancer screening programs. Mr. Ketslakh holds a Bachelor of Applied Science (B.A.Sc.) from Kalamazoo College and pursued Epidemiology studies at the University of Michigan School of Public Health.

Mr. Ketslakh will receive compensation in accordance with the Company’s compensation policy applicable to all non-employee directors, as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

There are no arrangements or understandings between Mr. Ketslakh or any other person pursuant to which Mr. Ketslakh was selected as a director. There are no family relationships between Mr. Ketslakh and any director or executive officer of the Company and Mr. Ketslakh does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)
Date: February 11, 2025

	By:	/s/ Thomas R. Windhausen
Thomas R. Windhausen
Chief Financial Officer